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                                                                   Exhibit 23(d)


                  CONSENT OF INDEPENDENT PETROLEUM ENGINEER


        We hereby consent to the use in the Form 10-KSB of Alaska Apollo Resources Inc. (File No. 0-12185) for the fiscal year ended December 31, 1997 of our analysis relating to the 1997 oil and gas reserves at December 31, 1997 of Alaska Apollo Resources Inc. We also consent to all references to us in such Form 10-KSB, including references to us as an expert.


                                                WRIGHT AND COMPANY, INC.


Nashville, Tennessee
April 15, 1998